UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.61 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

European ABS Amendments
On July 17, 2025, affiliates of The Hertz Corporation (“THC”) entered into amendments to the agreements governing the securitization platform for financing activities relating to such affiliates' vehicle fleets in Belgium, France, Germany, Italy, the Netherlands, and Spain (the “European ABS”) for the issuance of new Class C Notes under the European ABS facility to unaffiliated third parties in an aggregate principal amount equal to €100,000,000 (the “Amendments”). The new Class C Notes issued thereunder initially (i) have a maturity date of April 2027, (ii) have a fixed interest rate of 10.54%, (iii) are subordinated to the Class A Notes and the Class B Notes issued thereunder, and (v) have been issued on a revolving basis.

Pursuant to the European ABS facility, International Fleet Financing No. 2 B.V. (“IFF No. 2”), an indirect, special purpose subsidiary of THC, is party to an issuer facility agreement originally dated September 25, 2018 between, among others, IFF No. 2, Hertz Europe Limited (as Administrator), BNPP Paribas Trust Corporation UK Limited (as Security Trustee), and Credit Agricole Corporate and Investment Bank (as Administrative Agent) (the “Issuer Facility Agreement”), which includes defined terms as set forth in a Master Definitions and Constructions Agreement (the “MDCA”). IFF No. 2’s proceeds from the Issuer Facility Agreement are made available on a revolving basis to certain special purpose fleet subsidiaries of THC (the “Fleet Companies”) for their purchases of rental vehicles, and those vehicle fleets serve as the underlying collateral for the Issuer Facility Agreement. Certain of THC’s international operating subsidiaries lease the vehicles from the Fleet Companies for rental to customers. In connection with the Amendments for the issuance of the new Class C Notes, each of the Issuer Facility Agreement and the MDCA were amended and restated effective as of July 17, 2025.

The foregoing descriptions of the amendments to the Issuer Facility Agreement and the MDCA are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1
Amended and Restated Issuer Facility Agreement as amended and restated on July 17, 2025, by and among International Fleet Financing No. 2 B.V., Hertz Europe Limited, Credit Agricole Corporate and Investment Bank, certain committed note purchasers, conduit investors and funding agents named therein, and BNP Paribas Trust Corporation U.K. Limited.

10.2
Amended and Restated Master Definitions and Constructions Agreement as amended and restated on July 17, 2025, by and among International Fleet Financing No. 2 B.V., Hertz Automobielen Nederland B.V., Stuurgroep Fleet (Netherlands) B.V., Hertz France S.A.S., RAC Finance S.A.S., Hertz De Espana SLU, Hertz Autovermietung GMBH, Hertz Fleet Limited, Eurotitrisation S.A., BNP Paribas, BNP Paribas, Italian Branch, BNP Paribas S.A., Hertz Italiana S.R.L., IFM SPV S.R.L., Hertz Fleet Italiana S.R.L., Credit Agricole Corporate and Investment Bank, Hertz Europe Limited, The Hertz Corporation, BNP Paribas, Luxembourg Branch, TMF SFS Management BV, TMF France Management SARL, TMF France SAS, KPMG Advisory SAS, BNP Paribas Trust Corporation UK Limited, BNP Paribas S.A., Dublin Branch, BNP Paribas S.A., Netherlands Branch, Banca Nazionale Del Lavoro S.P.A., Sanne Trustee Services Limited, certain committed note purchasers, conduit investors and funding agents named therein, Hertz Holdings Netherlands 2 B.V. and Hertz International Limited.

104.1	Cover page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

Date: July 17, 2025	By:	/s/ Scott M. Haralson
	Name:	Scott M. Haralson
	Title:	Executive Vice President and Chief Financial Officer